SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

February 25, 2005 (February 18, 2005)
Date of Report (Date of earliest event reported)

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	000-28782 (Commission File Number)	93-0979187 (IRS Employer Identification Number)

157 Technology Drive Irvine, California (Address of principal executive offices)		92618 (Zip Code)

(949) 788-6700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

Item 1.01 Entry into a Material Definitive Agreement.

     On February 18, 2005, we entered into a License Agreement (“Agreement”) with Chicago Labs, Inc. (“Chicago Labs”), a privately-held company, whereby we acquired an exclusive worldwide right to develop and commercialize endothelinB agonists for the treatment of cancer.

     Under the terms of the Agreement, we will make an upfront payment of $100,000 to Chicago Labs. In addition, Chicago Labs is eligible to receive payments upon achievement of certain development and regulatory milestones, in addition to royalties and sales milestones on potential net sales and a portion of sublicense income, if any. The Agreement and press release are attached to this report as Exhibits 10.1 and 99.1 respectively and are incorporated herein by reference. The Agreement also contains provisions covering the development of endothelinB agonists, the maintenance and prosecution of patents and customary indemnification.

Item 3.02 Unregistered Sales of Equity Securities

     In connection with a private placement transaction in May 2003, we issued warrants exercisable through May 2008. Since our last current report, warrants were exercised for the purchase of 34,044 shares of our common stock for cash consideration of $110,643. We believe the sale of the shares was exempt from registration under the Securities Act of 1933 (the “Act”) pursuant to Section 4(2) of the Act. We made no solicitation in connection with the exercise of the warrants; we obtained representations from the holders regarding their status as accredited investors; and the holders had access to adequate information about Spectrum in order to make an informed investment decision. No underwriting discounts or commissions were paid in conjunction with the issuances.

     On February 18, 2005, Spectrum received a $750,000 equity investment from an entity affiliated with J.B. Chemicals and Pharmaceuticals. This investment was contractually triggered by the FDA approval of an Abbreviated New Drug Application for ciprofloxacin in September 2004. Spectrum will issue to the investor 119,617 shares of Spectrum’s common stock, at a purchase price of $6.27 per share (equal to the closing price of Spectrum’s common stock on the date immediately prior to the date of FDA approval). We believe the sale of the shares is exempt from registration under the Act pursuant to Regulation S under the Act, based on representations and covenants we obtained from the holder regarding offshore character of the transaction. No underwriting discounts or commissions were paid in conjunction with the issuance. The press release is attached to this report as Exhibit 99.2 and is incorporated herein by reference.

Item 8.01 Other Events

     On February 18, 2005, we issued a press release announcing that a challenge of the patent listed by GlasxoSmithKline in connection with GlaxoSmithKline’s Imitrex® injection 6mg/0.5mL had been initiated. The challenge was initiated as a result of the filing on February 18, 2005, by GlaxoSmithKline of a suit in U.S. federal court to prevent us from proceeding with the commercialization of our planned sumatriptan succinate injection product, for which we filed an Abbreviated New Drug Application in October 2004. This action formally initiates the patent challenge process under the Hatch-Waxman act. The press release is attached to this report as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

Exhibits:	Description of Document
10.1*	License Agreement by and between the Registrant and Chicago Labs, Inc.
99.1	Press Release dated February 18, 2005
99.2	Press Release dated February 23, 2005
99.3	Press Release dated February 18, 2005

*	Confidential portions omitted and filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities and Exchange Act of 1934, as amended.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2005

SPECTRUM PHARMACEUTICALS, INC.
By:	/s/ Shyam K. Kumaria
	Name:	Shyam K. Kumaria

EXHIBIT INDEX

Exhibits:	Description of Document
10.1*	License Agreement by and between the Registrant and Chicago Labs, Inc.
99.1	Press Release dated February 18, 2005
99.2	Press Release dated February 23, 2005
99.3	Press Release dated February 18, 2005

*	Confidential portions omitted and filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities and Exchange Act of 1934, as amended.